UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 8, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 (Regulation FD Disclosure)

Attachment I of this Form 8-K contains information that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/).  All of the information in Attachment I is hereby filed.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 8, 2006
	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

IBM Wins Pension Case Appeal

August 8, 2006

On August 7, 2006, the US Court of Appeals for the Seventh Circuit ruled in favor of IBM in Cooper et al. v. IBM Personal Pension Plan and IBM Corporation, a long-standing lawsuit stemming from changes the company made to its pension plan in the late 1990s.

IBM had appealed two parts of a July 2003 decision in this case by the US District Court, which ruled that IBM’s cash balance pension formula and the manner in which IBM calculated opening account balances in its cash balance formula violated age discrimination provisions of federal pension law. The appellate court has now rejected the judgment of the district court, finding in favor of IBM on both outstanding claims.

While IBM announced earlier this year that it would move away from defined benefit pension plans and focus on providing leading-edge defined contribution retirement plans instead, the appellate court’s decision confirms that IBM’s previous actions in connection with the cash balance plan were lawful and did not discriminate on the basis of age. The court said: “One need only look at IBM’s formula to rule out a violation. It is age-neutral.”